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                                                                   EXHIBIT 23(c)





INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Proffitt's, Inc. on Form S-4 of our report dated March 3, 1995 (relating to the consolidated financial statements of Younkers, Inc. and subsidiary for the year ended January 28, 1995, not presented separately herein) incorporated by reference in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.


/s/ Deloitte & Touche LLP


Des Moines, Iowa
December 4, 1997